                                                               Exhibit (a)(1)(J)

                            FORM OF ACCEPTANCE NOTICE

                               [ADTRAN Letterhead]


TO:    [Name of Option Exchange Participant]
FROM:  ADTRAN, Inc.
DATE:  February 27, 2002
RE:    Notice of Acceptance of Tendered Options

         Thank you for participating in the ADTRAN, Inc. stock option exchange program and submitting your Election Form Concerning Exchange of Stock Options. We confirm with this letter that we have accepted for exchange and canceled the following tendered options on February 26, 2002:


                             Exercise Price of      Total Number of     Stock Incentive Plan     Shares Subject to
      Tendered Option         Tendered Option      Shares Subject to    Under Which Tendered     New Options to Be
        Grant Date          (Per Option Share)      Tendered Option      Option Was Granted         Granted (1)
 ------------------------ ---------------------- --------------------- ---------------------- ----------------------
                          $
 ------------------------ ---------------------- --------------------- ---------------------- ----------------------
                          $
 ------------------------ ---------------------- --------------------- ---------------------- ----------------------
                          $
 ------------------------ ---------------------- --------------------- ---------------------- ----------------------
                          $
 ------------------------ ---------------------- --------------------- ---------------------- ----------------------
                          $
 ------------------------ ---------------------- --------------------- ---------------------- ----------------------
                          $
 ------------------------ ---------------------- --------------------- ---------------------- ----------------------

(1) Subject to your continued employment with or service as a director of ADTRAN and the other terms of the Offer to Exchange, you have the right to receive new options exercisable for the number of shares set forth in this column, which options will be granted by ADTRAN during the 30 day period from and after August 28, 2002. The exercise price of the new options will be equal to the last reported sale price of ADTRAN common stock on the Nasdaq National Market on the date of grant of the new options. The new options will be granted as incentive stock options to the extent permitted under applicable U.S. tax laws.

         For more information about the stock option exchange program, please see the Offer to Exchange dated January 28, 2002 and the Election Form. If you have any additional questions about the stock option exchange program, please contact James Matthews at (256) 963-8000, email: jim.matthews@adtran.com.
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